SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): October 9, 2003

WACKENHUT CORRECTIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, FL 33487	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements And Exhibits
SIGNATURES
EXHIBIT INDEX
Rights Agreement
Press Release

Item 5. Other Events and Required FD Disclosure

     On October 9, 2003, Wackenhut Corrections Corporation, a Florida corporation (the “Company”), announced that its Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). The dividend is payable to the shareholders of record as of October 23, 2003 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company at a price of $60.00 per one one-thousandth of a share of Preferred Stock (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement dated as of October 9, 2003 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and Equiserve Trust Company, N.A., as Rights Agent (the “Rights Agent”).

     Until the close of business on the earlier of (i) 10 days following a public announcement that a person (other than an Exempt Person (as defined below)), together with all affiliated or associated persons, has become the beneficial owner of 15% or more of the shares of Common Stock then outstanding (an “Acquiring Person”) or (ii) 10 business days (or a later date as determined by the Company’s Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in any person (other than an Exempt Person) becoming an Acquiring Person (including, in the case of both clause (i) and (ii), any such date which is after the date of the Rights Agreement and prior to the Record Date) (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the shares of Common Stock represented by certificates for shares of Common Stock or by a current ownership statement issued with respect to uncertificated shares of Common Stock in lieu of such a certificate, together with a copy of the summary of rights disseminated in connection with the original dividend of Rights.

     “Exempt Person” shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of the Company.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without a notation incorporating the Rights Agreement by reference or a copy of the summary of rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (other than an Acquiring Person or affiliated or associated persons of an Acquiring Person) and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on October 9, 2013 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

     The Purchase Price payable, the number of shares of Preferred Stock or other securities issuable, upon exercise of the Rights, and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (i) $1.00 per share and (ii) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event that six quarterly dividends on the Preferred Stock are in default, the number of directors constituting the Board of Directors shall be increased by two and the holders of the Preferred Stock will have the right to vote for the election of two directors of the Company. Such directors will remain in office until the default ceases to exist. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate amount per share equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

     In the event that any person becomes an Acquiring Person (the first occurrence of such event is referred to as the “Flip-In Event”), each holder of a Right, other than Rights beneficially owned by the

Acquiring Person and affiliates, associates and certain transferees of the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

     In the event that, after a Flip-In Event, the Company consolidates or merges with any other person, any other person consolidates with the Company, or merges with and into, the Company, or 50% or more of the Company’s assets or earning power are sold in one or more related transactions, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person and affiliates, associates and certain transferees of the Acquiring Person, which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.

     At any time after the Flip-In Event, and prior to the time the Acquiring Person becomes the beneficial owner of 50% or more of the Common Stock, the Company may exchange the Rights (other than Rights beneficially owned by the Acquiring Person and affiliates, associates and certain transferees of the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     At any time prior to such time as any person first becomes an Acquiring Person, the Board of Directors of the Company may redeem all, but not less than all, of the Rights at a price of $.01 per Right (the “Redemption Price”). The Company may pay the Redemption Price in cash, shares of Common Stock or any other form of consideration deemed appropriate by the Board of Directors. Immediately upon any redemption of the Rights pursuant to this provision, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner, in its sole and absolute discretion. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement, provided that such amendment does not (i) adversely affect the interests of holders of the Rights, (ii) cause the Rights to become redeemable again, or (iii) cause the Rights Agreement to become amendable.

     Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed (as described above) since the Board of Directors may, at its option, at any time prior to prior to such time as any person first becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at the Redemption Price. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company’s Board of Directors has the ability to protect shareholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its shareholders.

     The Company is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, the Company. This Form 8-K contains forward-looking statements regarding future events and the future performance of the Company that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K Report. Such factors include, but are not limited to: (1) the Company’s ability to access the capital markets in the future on satisfactory terms or at all; (2) risks associated with the Company’s ability to control operating costs associated with contract start-ups; (3) the Company’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into the Company’s operations without substantial costs; (4) the Company’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (5) the Company’s ability to obtain future financing on acceptable terms; (6) the Company’s ability to sustain company-wide occupancy rates at its facilities; and (7) other factors contained in the Company’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Item 7. Financial Statements And Exhibits

(c) Exhibits.

Exhibit No.	Description

4.3	Rights Agreement, dated as of October 9, 2003, between the Company and the Rights Agent (which includes the Form of Articles of Amendment to the Amended and Restated Articles of Incorporation of Wackenhut Corrections Corporation, as Exhibit A, the Form of Rights Certificate, as Exhibit B, and the Summary of Rights to Purchase Shares of Preferred Stock, as Exhibit C)

99.1	Press Release dated October 9, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACKENHUT CORRECTIONS CORPORATION

October 30, 2003	/s/ John G. O’Rourke

Date	John G. O’Rourke Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

EXHIBIT INDEX

Exhibit No.	Description

4.3	Rights Agreement, dated as of October 9, 2003, between the Company and the Rights Agent (which includes the Form of Articles of Amendment to the Amended and Restated Articles of Incorporation of Wackenhut Corrections Corporation, as Exhibit A, the Form of Rights Certificate, as Exhibit B, and the Summary of Rights to Purchase Shares of Preferred Stock, as Exhibit C)

99.1	Press Release dated October 9, 2003